EXHIBIT 2
                         MODIFICATION AGREEMENT

     THIS MODIFICATION AGREEMENT (this "Agreement") is made as of the ___ day of July, 1999, by and between JAMES E. ACRIDGE, a resident of Arizona ("Acridge"), and LANTY L. SMITH, a resident of North Carolina ("Smith").

                               Recitals

     Reference is made to (i) the Note dated June 21, 1999, executed by Acridge in the principal amount of One Million Five Hundred Thirty Thousand Four Hundred Twenty Five Dollars ($1,530,425.00) and payable to Smith (the "Note"), (ii) the Stock Option Agreement dated June 21, 1999, between Acridge and Smith (the "Stock Option Agreement"), and
(iii) the Pledge Agreement dated June 21, 1999, between Acridge and Smith (the "Stock Pledge Agreement"). The Note, the Stock Option Agreement and the Stock Pledge Agreement are referred to herein collectively as the "Loan Documents."

     Acridge and Smith desire to amend the Stock Option Agreement and the Stock Pledge Agreement upon the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the foregoing recitals, the mutual covenants hereinafter contained and other good and valuable consideration, the parties hereto agree as follows:

     1. Updated Exhibit to Pledge Agreement. Exhibit A to the Stock Pledge Agreement shall be amended by deleting such Exhibit in its entirety and substituting therefor the "Exhibit A to the Stock Pledge Agreement" attached hereto as Exhibit A. Acridge hereby confirms, ratifies and reaffirms the security interest granted by Acridge to Smith in all of the Pledged Collateral (as defined in the Stock Pledge Agreement) to secure the prompt and complete payment of the obligations secured by the Stock Pledge Agreement.

     2. Updated Exhibit to Option Agreement. Exhibit A to the Stock Option Agreement shall be amended by deleting such Exhibit in its entirety and substituting therefor the "Exhibit A to the Stock Option Agreement" attached hereto as Exhibit B. Acridge hereby confirms, ratifies and reaffirms the option to purchase the Pledged Stock (as defined in the Stock Option Agreement) granted by Acridge to Smith pursuant to the terms of the Stock Option Agreement.

     3. Effect of Amendment; No Waiver. Each of Acridge and Smith acknowledged and agree that, except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect. Each of the Loan Documents shall be deemed to be amended and modified to reflect and be consistent with the amendments and modifications effected by this Agreement. Smith's acceptance of this Agreement shall in no way affect any other obligations of Acridge to Smith.

     4. Merger. This Agreement is the sole agreement between the parties with respect to the subject matter hereof and supersedes all other agreements, written or oral, between the parties as to the subject matter hereof.

     5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

     IN WITNESS WHEREOF, the parties have caused this Modification Agreement to be duly executed, under seal, as of the day and year first above written.


                                 /s/ JAMES E. ACRIDGE      (SEAL)
                                 __________________________
                                 James E. Acridge


                                 /s/ LANTY L. SMITH        (SEAL)
                                 __________________________
                                 Lanty L. Smith

                                                         EXHIBIT A

                             EXHIBIT A
                   to the Stock Pledge Agreement


           Certificate                          Number of
              Number           Issued to          Shares

              GC 2393        James E. Acridge      1,000

              GC 2588        James E. Acridge      10,625

              GC 2675        James E. Acridge      30,000

              GC 2676        James E. Acridge      30,000

              GC 2677        James E. Acridge      30,000

              GC 2678        James E. Acridge      35,000

              GC 2769        James E. Acridge      7415

                                                           EXHIBIT B

                             EXHIBIT A
                   to the Stock Option Agreement


           Certificate                          Number of
              Number           Issued to          Shares

              GC 2393        James E. Acridge      1,000

              GC 2588        James E. Acridge      10,625

              GC 2675        James E. Acridge      30,000

              GC 2676        James E. Acridge      30,000

              GC 2677        James E. Acridge      30,000

              GC 2678        James E. Acridge      35,000

              GC 2769        James E. Acridge      7415